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                                                                     EXHIBIT 5.1




                                                                 Mark A. Trachuk
                                                     Direct Dial: (416) 862-4749
                                                              mtrachuk@osler.com
                                                      Our Matter Number: 1015544

October 6, 2000

SENT BY COURIER

Hydrogenics Corporation
100 Caster Avenue
Woodbridge, Ontario
L4L 5Y9

Dear Sirs:

RE: REGISTRATION STATEMENT ON FORM F-1

At your request, we have examined Amendment No. 2 to the registration statement on Form F-1 filed pursuant to the United States Securities Act of 1933, as amended (the "Securities Act"), by Hydrogenics Corporation, a corporation incorporated under the laws of Canada (the "Company"), with the United States Securities and Exchange Commission (the "SEC") on September 25, 2000 (the "Registration Statement") relating to the registration under the Securities Act of up to 8,050,000 common shares of the Company without par value (the "Shares"), including authorized but unissued Shares being offered by the Company (including Shares subject to the underwriters' over-allotment option). The Shares are to be sold to the underwriters named in the Registration Statement for resale to the public.


EXAMINATIONS

In connection with this opinion letter, we have examined the following:

         (a) a certified copy of a resolution of the board of directors of the Company dated September 11, 2000 and a certified copy of a resolution of the shareholders of the Company dated September 11, 2000 (collectively, the "Resolutions") authorizing the issuance of the Shares; and

         (b) the Company's registration statement on Form F-1 (the "Initial Registration Statement") filed on July 31, 2000, together with all amendments thereto and the Registration Statement.

We have also examined the articles of incorporation of the Corporation, the amended and restated unanimous shareholders agreement among its shareholders, its books and records, such other records and documents provided to us and such statutes, regulations and other public and
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corporate records of the Company, and considered such questions of law, as we have considered relevant and necessary for the purposes of the opinion expressed below.


RELIANCE AND ASSUMPTIONS

For the purposes of the opinion expressed below, we have assumed:

         (a) the genuineness of all signatures on each document that we have examined;

         (b) the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies, whether photostatic, telecopied or otherwise;

         (c) such documents continue to be in full force and effect and are unamended as of the date hereof; and

         (d) the adoption of appropriate resolutions by a pricing committee of the Board of Directors of the Company.


OPINION

Based upon and relying on the foregoing assumptions and subject to the following qualification and limitation, we are of the opinion that:

1. The Shares to be offered and sold by the Company pursuant to the Registration Statement have been duly allotted for issuance and, upon the receipt of the consideration therefor, will be validly issued and outstanding as fully paid and non-assessable.


QUALIFICATION

The foregoing opinion is subject to the qualification that we are solicitors qualified to practice law solely in the Province of Ontario and we express no opinion as to any laws or any matters
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governed by any laws other than the laws of the Province of Ontario and the federal laws of Canada applicable therein.


LIMITATION

This opinion is intended solely for the Company's use in connection with the filing of the Registration Statement with the SEC and may not be relied upon in connection with any other transaction, or quoted from or referred to in any other documents without our prior written consent.

We consent to the use of this opinion as an exhibit to the Registration Statement and any amendments thereto and further consent to the reference to our firm set forth under the caption "Legal Matters" in the prospectus and "Eligibility for Investment" on page C-3 included in the Registration Statement.

Yours very truly,


/s/ Osler, Hoskin & Harcourt LLP


MAT/FJT/yn